Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made effective as of the 1st day of December, 2016, by and between Coordinates Collection, Inc., a Delaware corporation (the "Seller", or "Assignor") and Reign Brands, Inc. a Delaware corporation (the "Assignee" or "Buyer").

WHEREAS the Seller, the Buyer, FD9 Group, B.V. and Reign Sapphire Corporation, entered into an asset purchase agreement dated as of the date hereof (the "Purchase Agreement");

AND WHEREAS this Agreement is delivered pursuant to the terms and conditions of the Purchase Agreement;

AND WHEREAS all capitalized terms not defined herein shall have the meanings assigned to them in that Purchase Agreement.

1.	Assignment. Subject to the terms and conditions of the Purchase Agreement, Assignor does hereby assign, grant, bargain, sell, transfer, convey and set over unto the Assignee all of Assignors’ rights, benefits, privileges, causes of action and remedies under all of the Assumed Contracts, as well as all of the Purchased Assets, together with such other rights, causes of action and remedies as may arise by operation of law, in law or equity, in connection with any of such Assumed Contracts and Purchased Assets.

2.	Excluded Assets and Retained Liabilities. Seller shall retain, and shall be responsible for paying, honoring and discharging, as and when due, all Excluded Assets and Liabilities (including Retained Liabilities). Nothing set forth herein shall be construed to result in the assumption by Buyer of any Excluded Assets and Liabilities or Retained Liabilities.

3.	Assets and Rights Held in Trust. With respect to any Assumed Contract or Purchased Asset intended to be sold, conveyed, assigned and transferred to Buyer at Closing, the title to which has not passed to Buyer by virtue of this Agreement, Seller shall hold the same in trust for Buyer (at Buyer's sole cost and expense) to sell, convey, assign and transfer the same as Buyer may from time to time direct, and Seller shall account to Buyer for all receipts, monies, profits, benefits and advantages derived by or accruing to Seller from any such Assumed Contract or Purchased Asset after the Closing Date.

4.	Further Actions. The parties shall, from time to time and at all times hereafter, at the request of the other parties hereto but without further consideration, do all such other acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement. If Seller shall fail to execute and deliver any documents that Buyer may reasonably require pursuant to this Section within a period of ten (10) Business Days after request therefor has been made in writing by Buyer, then Buyer shall be entitled to execute and deliver such documents as the attorney of Seller, and for such purpose Seller hereby appoints Buyer and its successors and assigns as Seller's attorney, with full power of substitution, in the name of Seller but on behalf of and for the benefit and at the expense of Buyer and its successors and assigns to execute and do any deeds, transfers, conveyances, assignments, assurances necessary to assign, transfer and/or convey the Assumed Contracts and Purchased Assets to Buyer. This appointment, coupled with an interest, is irrevocable by Seller and shall not be revoked by the insolvency or bankruptcy of Seller or by the dissolution, liquidation or other termination of the existence of Seller or for any other reason.

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5.	Purchase Agreement. This Agreement is made between the parties in further assurance of the completion of the transactions provided for in the Asset Purchase Agreement and is subject to all of the applicable representations, warranties, covenants, indemnities, limitations of liability and other provisions contained in the Asset Purchase Agreement. The provisions of this Agreement shall not merge or be superseded by and shall survive the completion of the transactions provided for in the Asset Purchase Agreement in accordance with the provisions of the Asset Purchase Agreement.

6.	Amendments and Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

7.	Notices. Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party shall be in writing and may be given in the manner specified in the Purchase Agreement.

8.	Severability. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable laws, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

9.	Governing Law. This Agreement will be governed by and any dispute arising out of or relating to this Agreement will be resolved in accordance with the laws of the State of California, without giving effect to conflict of laws principles.

10.	Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument, and will become effective when one or more counterparts have been signed by each of the parties. Delivery of an executed counterpart of a signature page of this Agreement by .pdf attachment to a transmission by electronic mail or by facsimile transmission shall each be effective as delivery of a manually executed original counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Reign Brands, Inc.

Per:
Name:
Title:

Coordinates Collection, Inc.

Per:
Name:
Title:

[Signature Page to Assignment and Assumption]